(Signature Page, to follow Item 88 at Screen Number 44)

     This report is signed on behalf of the registrant in the City of Boston and the Commonwealth of Massachusetts on the 29th day of July, 2011.

                                        COLLEGE AND UNIVERSITY FACILITY
                                           LOAN TRUST TWO

                                        By: U.S. Bank National Association, not
                                        in its individual capacity, but solely
                                        as Owner Trustee under a Declaration of
                                        Trust dated March 11, 1988 and amended
                                        and restated on May 12, 1988, and
                                        December 4, 1989.


                                        By Laura S Cawley
                                           -------------------------------------
                                           Vice President